                                            Lawrence W. Peters
                                            143 Cabot Road
                                            Massapequa, New York 11758

                                                        April 2, 1998

Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York

Gentlemen:

     The purpose of this letter is to set forth the agreement that we have reached concerning the settlement of certain obligations of Long Island Bancorp, Inc. ("LISB") and The Long Island Savings Bank FSB ("LISB Bank") to me in connection with the merger of LISB with and into Astoria Financial Corporation ("AFC") and LISB Bank with and into Astoria Federal Savings and Loan Association ("AFSL") pursuant to the Agreement and Plan of Merger dated as of April 2, 1998 by and between AFC and LISB (the "Merger Agreement").

1.       My Agreement.

     Section 2.03(o) of the Merger Agreement provides for a schedule showing a good faith estimate of the present value as of September 30, 1998 of the monetary amounts (including tax indemnification payments in respect of income and/or excise taxes) and identifying the in-kind benefits due to me under, and in accordance with the terms and provisions of, all employment agreements, change in control agreements, severance agreements, termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation rights, phantom stock or stock unit plans, and health, life, disability and other insurance or welfare plans or other arrangements, but excluding any tax-qualified pension, profit-sharing or employee stock ownership plans and any stock option or restricted stock plan (the "Specified Compensation and Benefit Programs"), in the event of my discharge other than for cause or in the event of my resignation for good reason at or following the date of the closing of the transactions contemplated by the Merger Agreement (the "Closing Date"). The Specified Compensation and Benefit Programs shall include but not be limited to the employment agreement between LISB and myself and the employment agreement between LISB Bank and myself (collectively the "Employment Agreement"), the LISB Bank Severance Benefits Plan ("Severance Benefits Plan"), the LISB Bank Deferred Income Plan ("Deferred Pension Plan") and the LISB Non-Employee Directors Retirement Benefit Plan ("Retirement Plan for Non-Employee Directors"). I hereby acknowledge and agree (A) that the Specified Compensation and Benefit Programs listed on Schedules A and B attached are the only Specified Compensation and Benefit Programs under which I am entitled in connection with the transactions contemplated by the Merger Agreement to receive any compensation payments or benefits and that the amounts actually paid to or in respect of me, in the aggregate, shall not exceed 111 % of the aggregate amount shown on such Schedule A and (B) to deliver in exchange for such compensation and benefits a written release, in the form attached hereto as Exhibit A (the "Release"), of any further claim in respect of compensatory monetary amounts and in-kind benefits under the Specified Compensation and Benefit Programs. These good faith estimates are based upon the provisions of the Specified Compensation and Benefits Programs as of April 2, 1998 and my compensation as of April 2, 1998, adjusted for anticipated increases in base salary.

2.       AFC's Agreement.

     AFC acknowledges that the consummation of the transactions contemplated by the Merger Agreement shall, upon consummation, constitute a "change of control" and "good reason" event under the existing terms of the Specified Compensation and Benefit Programs and that, if I am an employee of LISB and/or LISB Bank as of the Closing Date, AFC will, subject to the aggregate limitations imposed under paragraph 1 hereof, provide to me all of the payments and benefits for which estimates and/or descriptions are provided under paragraph 1 hereof as if I resigned for good reason on the Closing Date, whether or not I continue to provide services to AFC or AFSL after the Closing Date. All cash payments shall be made to me (or, if payable in installments, shall begin) within 5 days after the Closing Date and all in-kind or other benefits shall be provided to me in accordance with the terms and provisions of the Specified Compensation and Benefits Programs. It is understood and agreed that whether a Section 28OG Gross-up payment will be paid by AFC will be determined by KPMG Peat Marwick LLP or by legal counsel reasonably acceptable to me (which determination, if I so request, shall be in the form of a written opinion reasonably satisfactory to my legal counsel), and that the calculation of the amount of any such Section 28OG Gross-up payment will be made as of the Closing Date by KPMG Peat Marwick LLP, subject to review by the parties hereto. All other estimates provided under paragraph I hereof shall be adjusted only to the extent necessary to correct any manifest error(s).

     Notwithstanding anything in this letter agreement to the contrary, the determination of whether a Section 28OG Gross up Payment is payable to me, and the amount of any such payment (including, but not limited to, additional payments by AFC or refunds of overpayments to AFC), shall be subject to change after the Closing Date, to the extent and in the manner provided in Sections 6.8.1, 6.8.3 and 6.8.4 of the Employment Agreement, with any additional payments or refunds to be paid at the time provided in such Section 6.8.4 or in Section
6.9 of the Employment Agreement, as applicable.

3.       Other Matters.

     This letter agreement, when signed by me and countersigned by AFC and AFSL below, will constitute the entire agreement between the parties with regard to the subject matter hereof and will supersede, to the extent payments and benefits are paid or provided hereunder, in their entirety any and all prior agreements, understandings and undertakings, whether or not in writing, with regard to the subject matter hereof. This letter agreement will be construed and enforced in accordance with the laws of the State of New York applicable to contracts between parties all of whom are citizens and residents of New York and which are to be performed wholly within the boundaries of the State of New York. This letter agreement may be executed to two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                                                    Very truly yours,


                                                    /S/ Lawrence W. Peters
                                                    Lawrence W. Peters

ACCEPTED AND AGREED TO:

ASTORIA FINANCIAL CORPORATION

By /S/ George L. Engelke, Jr.                           Dated: July 8. 1998
   ---------------------------------------------------         ------------
         Name:    George L. Engelke, Jr.
         Title:   Chairman, President and
                      Chief Executive Officer

ACCEPTED AND AGREED TO:

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION

By /S/ George L. Engelke, Jr.                           Dated: July 8. 1998
   ---------------------------------------------------         ------------
         Name:    George L. Engelke, Jr.
         Title:   Chairman, President and
                      Chief Executive Officer

                                                                    Exhibit A
                                 FORM OF RELEASE

     1. In consideration of the payment by Astoria Financial Corporation ("AFC") of $ ______________ the receipt of which is hereby acknowledged, I, _________________ for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge AFC, Astoria Federal Savings and Loan Association ("Association"), Long Island Bancorp, Inc. ("LISB") and The Long Island Savings Bank, FSB ("LISB Bank"), the stockholders, subsidiaries, affiliates, officers, directors, employees and agents of either of them, and their respective heirs, executors, administrators, successors and assigns (collectively, the "Releasee") of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have by reason of any matter, cause or thing whatsoever for payment of any amount owed pursuant to the Specified Compensation and Benefit Programs (as defined in the Agreement and Plan of Merger, dated April 2, 1998, by and between AFC and LISB), except for any continuing obligations of AFC or the Association under (i) the Employment Agreement dated ________, 199__ among LISB and me, (ii) the Employment Agreement dated _________, 199__ among LISB Bank and me (collectively the "Employment Agreements") the obligations of which have been assumed by AFC and the Association (as more particularly described in paragraph 2 below), (iii) any Employment Agreement and/or Consulting Agreement among AFC, the Association and me, and (iv) any additional benefits set forth on Schedule A to the letter agreement among AFC and me, dated April 2, 1998, pursuant to section 4.16(b) of the Agreement and Plan of Merger (the "Letter Agreement").

     2. 1 acknowledge that such payment will constitute, and agree to accept it as, full settlement of any and all rights which I may have pursuant to the Specified Compensation and Benefits Programs, except for any continuing obligations of AFC or the Association under the Employment Agreements dated ________, 199__ among LISB, LISB Bank and me, the obligations of which have been assumed by AFC and the Association, which shall be: (a) continued welfare benefits in accordance with section 6.4(e) of the Employment Agreements, as amended, between LISB, LISB Bank and me; (b) a tax reimbursement payment (including without limitation any subsequent adjustments) in accordance with section 6.9 of the Employment Agreements; (c) indemnification for legal fees, expenses, liabilities and losses relating to or in connection with my employment with LISB and LISB Bank in accordance with section 11 of the Employment Agreements; (d) reimbursement for all reasonable fees and expenses in accordance with Section 8 of the Employment Agreements; (e) any rights under Section 6.7 of the Employment Agreements; (f) quarterly payments of Vested Deferred Income pursuant to The Long Island Savings Bank, FSB Deferred Pension Plan; (g) welfare benefits under any "Rule of 75" retiree provisions; and (h) any additional benefits set forth on Schedule A to the Letter Agreement.

     3. This instrument may not be changed orally.

     IN WITNESS WHEREOF, I have executed this Instrument this day of 1998.

                                _________________________________________
                                [Settling Party]

STATE OF NEW YORK    )
                        :        ss.
COUNTY OF NEW YORK   )

     On  ____________ , 1998,  before me personally came  _______________  to me known, and known to me to be the person named in the above instrument, who did depose and say that he is the person referred to as the undersigned in the above instrument and that he signed his name thereto as his free act and deed.

                                  ______________________________________
                                  Notary Public

                                    Peters
------------------------------------------------------------------

                                                    SCHEDULE A
                                                ------------------


Contract Pay-out
3 times highest Salary                             $750,000
3 times highest Bonus                              $400,000
3 years of Welfare Benefits                         $13,343
28OG Gross-Up                                    $1,213,130
Prior Year Bonus                                   $200,000

Severance                                          $250,000

Vacation (# of Weeks X Salary)                      $36,060

Split Dollar                         --

Deferred Pension Payout                            $525,000

Computer                                             $7,000
Car (estimate)                                      $40,000

Outplacement Services                --

Waiver of Non-Compete              YES**

Maintain Life Insurance                      $33,000 per year - Board approved

Maintain Health for Spouse          Included above until age 65 - currently 62

Retirement plan for non employee (PV)              $264,963

Deferred Stock Unit Plan                            $55,110

** A waiver by AFC, LIB, The Long Island Savings Bank, FSB and Astoria Federal Savings and Loan Association of the "non-compete" provision contained in Section 4.03(b) of The Long Island Savings Bank, FSB Deferred Pension Plan.

*** Schedule A does not include ( i ) stock options and/or shares received under the LISB Stock Option Plan or the LISB Management Retention and Recognition Plan for Executive Officers and ( ii ) benefits under the other LISB plans that are specifically excluded from the definition of " Specified Compensation and Benefits Programs" contained in Section
         2.03 ( o ) of the Agreement and the Plan of Merger.

                                   Schedule B


LARRY PETERS                    Co. Cost       Participates       Paid By

Medical                           $0              No

Dental                            $0              No

Long Term Disability              $375            Yes              LISB

Life Insurance                    $858            Yes              LISB

Accidental Death &                $117            Yes              LISB
Dismemberment


SELMA PETERS

Medical                           $2,533          Yes              Shared

Dental                            $565            Yes              Shared

Long Term Disability              $0              No

Life Insurance                    $0              No

Accidental Death &                $0              No
Dismemberment
                                 __________
                                  $8,447.8

Agreement Coverage               __________3
                                  $13,343.40
                                 __________

The company costs set forth above reflect LISB's out of pocket premium, not including employee contributions, for welfare benefits, and does not reflect the full costs for benefits coverage.







                                     6/12/98